                                                                    Exhibit 99.3











                     JOHN DEERE SAVINGS AND INVESTMENT PLAN








                              FINANCIAL STATEMENTS
               FOR THE YEARS ENDED OCTOBER 31, 1993, 1992 AND 1991
                                       AND
           SUPPLEMENTAL SCHEDULES FOR THE YEAR ENDED OCTOBER 31, 1993
                                       AND
                          INDEPENDENT AUDITORS' REPORT




                             * * * * * * * * * * * *

                     JOHN DEERE SAVINGS AND INVESTMENT PLAN






                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

        Independent Auditors' Report . . . . . . . . . . . . . . . . . . . .   2

        Financial Statements for the Years Ended
          October 31, 1993, 1992` and 1991:

           Statements of Net Assets Available for Benefits . . . . . . . . .   3

           Statements of Changes in Net Assets Available
             for Benefits  . . . . . . . . . . . . . . . . . . . . . . . . .   4

           Notes to Financial Statements . . . . . . . . . . . . . . . . . .   5

           Supplemental Schedules: . . . . . . . . . . . . . . . . . . . . .  16
              Item 27a - Schedule of Assets Held for Investment Purposes
                    at October 31, 1993
              Item 27d - Schedule of Reportable Transactions for the
                    Year Ended October 31, 1993

           Supplemental Schedules Omitted As Not Applicable:
              Item 27a - Schedule of Assets Held for Investment Purposes
                     (Investment Assets Which Were Acquired and
                     Disposed of Within the Plan Year)
              Item 27b - Schedule of Loans or Fixed Income Obligations
              Item 27c - Schedule of Leases in Default or Classified
                     as Uncollectible
              Item 27e - Schedule of Nonexempt Transactions

Deloitte &
   Touche

Two Prudential Plaza                         Telephone:  (312) 946-3000
180 North Stetson Avenue                     Facsimile:  (312) 946-2600
Chicago, Illinois   60601-6779




INDEPENDENT AUDITORS' REPORT


Deere & Company:

We have audited the accompanying statements of net assets available for benefits of the John Deere Savings and Investment Plan as of October 31, 1993, 1992 and 1991 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of October 31, 1993, 1992 and 1991 and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 5 to the financial statements, the Plan changed its accounting for benefits payable to participants who have withdrawn from participation from the Plan and restated the 1991 and 1992 financial statements for the change.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed on page 1 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in the audits of the basic 1993 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


/s/ Deloitte & Touche
- - ---------------------


DELOITTE & TOUCHE
April 1, 1994

                     JOHN DEERE SAVINGS AND INVESTMENT PLAN
                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                         OCTOBER 31, 1993, 1992 AND 1991
                            (IN THOUSANDS OF DOLLARS)


- - --------------------------------------------------------------------------------

                                               1993         1992         1991
                                               ----         ----         ----

ASSETS

Investments - at market value:
  Deere & Company common stock            $  32,597     $  24,128     $  19,103
  Fixed rate bank
    and insurance contracts                 306,489       285,436       251,430
  Fixed Interest Fund                         1,777         1,827         1,788
  Fidelity U.S. Equity Index Portfolio       84,173        72,977        62,310
  Fidelity Puritan Fund                      31,479        12,857         6,127
  Fidelity Overseas Equity Fund              11,238
  Fidelity Magellan Fund                     74,603        37,818        21,706
  Fidelity Intermediate Bond Fund             1,335
  Fidelity Retirement Money
    Market Portfolio                          4,770         5,633         4,743
  Fidelity U.S. Government
    Reserve Pool                             14,322         6,548         5,886
  Loans to participants                      15,930        14,595        12,743
                                          ---------     ---------     ---------
    Total                                   578,713       461,819       385,836

Due from brokers                                677            72

                                          ---------     ---------     ---------
 Total Assets                               579,390       461,891       385,836
                                          ---------     ---------     ---------



LIABILITIES

Due to brokers                                                              147
                                          ---------     ---------     ---------
 Total Liabilities                                                          147
                                          ---------     ---------     ---------

Net Assets Available for Benefits         $579,390       $461,891      $385,689
                                          ---------     ---------     ---------
                                          ---------     ---------     ---------


See Notes to Financial Statements.

                     JOHN DEERE SAVINGS AND INVESTMENT PLAN
           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
               FOR THE YEARS ENDED OCTOBER 31, 1993, 1992 AND 1991
                            (IN THOUSANDS OF DOLLARS)

- - -------------------------------------------------------------------------------


                                       Year Ended           Year Ended          Year Ended
                                     October 31, 1993     October 31, 1992    October 31,1991
                                     ----------------     ----------------    ---------------
ADDITIONS
Investment income:
 Dividends                                $ 11,079            $  7,436           $   2,528
 Interest                                   24,487              23,327              20,797
                                        ----------          ----------          ----------
 Total                                      35,566              30,763              23,325
                                        ----------          ----------          ----------

Net appreciation (depreciation)
 in fair value of
 investments                                41,270             (2,956)              21,814
                                        ----------          ----------          ----------

Contributions:
 Employee                                   42,429              43,056              41,510
 Employer                                    7,322               9,338              18,625
                                        ----------          ----------          ----------
 Total                                      49,751              52,394              60,135
                                        ----------          ----------          ----------

Transfer from previous
 trust account                                                   3,688
                                        ----------          ----------          ----------

 Total                                     126,587              83,889             105,274
                                        ----------          ----------          ----------

DEDUCTIONS
Withdrawals                                  8,847               7,218               2,754
Loan cancellations                             241                 469                  59
                                        ----------          ----------          ----------
 Total                                       9,088               7,687               2,813
                                        ----------          ----------          ----------

Excess of additions
 over deductions                           117,499              76,202             102,461

Net Assets Available
 for Benefits:
 Beginning of year                         461,891             385,689             283,228
                                        ----------          ----------          ----------

 End of year                              $579,390            $461,891            $385,689
                                        ----------          ----------          ----------
                                        ----------          ----------          ----------


See Notes to Financial Statements.

                     JOHN DEERE SAVINGS AND INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED OCTOBER 31, 1993, 1992 AND 1991
- - -----------------------------------------------------------

(1)  DESCRIPTION OF PLAN

     The following is a general description of the John Deere Savings and Investment Plan (the Plan). This description applies to each of the years for which financial statements are presented. See Note (2) for a brief description of the changes in the Plan's policies and procedures as of January 1991. For a more complete description of the Plan's provisions, participants should make reference to the Plan agreement.

     GENERAL

     The Plan was established July 1, 1984 by Deere & Company (the Company) for eligible employees of the Company and its subsidiaries. The purpose of the Plan is to encourage those employees to provide for their financial security through regular savings and to assist them through matching contributions from the Company's profits. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Expenses of the Plan are paid by the Company.

     ELIGIBILITY

     Employees are eligible to participate in the Plan if they are salaried employees on the United States payrolls of the Company or its participating subsidiaries and have completed at least one year of service.

     CONTRIBUTIONS

     An eligible employee may elect to enter into a written Salary Deferral Agreement (the Agreement) with the Company and agree to accept a reduction in compensation equal to any whole percentage of such compensation per payroll period, not to exceed 15 percent, up to a maximum amount established by the Internal Revenue Service. The maximum amount for the 1993 calendar year was $8,994. Employees may amend or revoke their Agreements as of the first day of any payroll period by completing a form established for that purpose.

     An amendment or revocation becomes effective with the first payroll period of the calendar month following receipt of the form by the administrator of the Plan.

     The Company's matching contributions to the Plan, which are made on a calendar-year basis, are determined by multiplying the participating employee's salary deferrals, up to a maximum of six percent of the employee's earnings, by a percentage determined in accordance with the Plan agreement. This percentage is based on the profitability of the Company in the preceding fiscal year ended October 31. The percentages applicable to the 1991, 1992 and 1993 calendar years were 75 percent, 30 percent and 30 percent respectively.

     Contributions are sent to the Plan Trustee on each payroll period ending date, or the last working day prior to that date if the latter is an unscheduled working day. Contributions are invested by the Trustee in the appropriate funds as soon as practicable following receipt. Monies may be held and invested by the Trustee in short-term investment funds until designated investments have been purchased.

     The salary deferrals and Company contributions are considered tax deferred under sections 401(a) and 401(k) of the Internal Revenue Code.

     FUND ELECTIONS

     Eligible employees enrolled in the Plan may elect to invest a percentage of their contributions, together with the matching contribution by the Company, in one or more funds in multiples of 10 percent.

     A description of the primary investments in each fund follows:

       The Deere & Company Common Stock Fund is invested in common stock of the Company.

       The Blended Interest Fund is invested in investment contracts issued by banks and insurance companies.

       The Fixed Interest Fund is invested in zero coupon bonds and high-quality fixed interest investments.

       The Fidelity U.S. Equity Index Portfolio is invested in the common stocks of the 500 companies that make up the Standard & Poor's 500 Stock Index.

       The Fidelity Puritan Fund is invested in dividend-paying common stocks, preferred stocks and bonds of all types and qualities paying interest.

       The Fidelity Overseas Equity Fund is invested in securities of companies located in the Americas (other than the U. S.), the Far East and Pacific Basin, and Western Europe.

       The Fidelity Magellan Fund is invested in a wide range of U.S. and foreign common stocks of all types of companies with growth potential.

       The Fidelity Intermediate Bond Fund is invested in bonds rated BBB or better with an average maturity of between three and ten years.

       The Fidelity Retirement Money Market Portfolio is invested in debt instruments maturing in one year or less, including high-quality commercial paper, certificates of deposit, repurchase agreements and bankers' acceptances.

       The Fidelity U.S. Government Reserve Pool is a short-term investment fund paying interest.

A listing of the funds and the number of participants in each fund at October 31, 1993, 1992 and 1991 follows. The number of participants shown below includes both active participants and former employees who have elected deferred distributions.



           Name of Fund                                Number of Participants
           ------------                                ----------------------
                                                        1993      1992     1991
                                                        ----      ----     ----

     Deere & Company Common Stock Fund                 3,703     4,149    3,887
     Blended Interest Fund                             9,641     9,928   10,131
     Fixed Interest Fund                                 109       120      126
     Fidelity U.S. Equity Index Portfolio              4,446     4,503    4,403
     Fidelity Puritan Fund                             2,773     1,679    1,007
     Fidelity Overseas Equity Fund                       942         0        0
     Fidelity Magellan Fund                            4,444     3,235    2,046
     Fidelity Intermediate Bond Fund                     223         0        0
     Fidelity Retirement Money Market Portfolio          575       643      515


     LOANS

     Employees who participate in the Plan are eligible to borrow against the balances in their accounts. Loans must amount to at least $1,000 and are limited to the lesser of $50,000 (reduced by the participant's highest outstanding loan balance during the immediately preceding one year period) or 50 percent of their account balances on the effective dates of the loans, may not exceed 54 months in duration and are disbursed to applicants monthly. Repayment is intended to be made via semi-monthly payroll deductions. Interest is assessed at a rate which is determined after reviewing the published prime interest rate, the 5-year consumers' savings rate and the current yield of the Blended Interest Fund. Loans outstanding at October 31, 1993 have maturities ranging from November 1993 through October 1998 and bear interest at rates ranging from 8.5 percent to 11.0 percent per annum. There are no loans in default.

     DISTRIBUTIONS

     All distributions under the Plan are lump-sum. Distributions are not permitted while the participants are employed by the Company unless a distribution is required to meet legal requirements. Participants who have terminated employment with the Company or retired may elect an immediate distribution or may defer this distribution up to age 70 1/2. The beneficiary of a participant who died may elect a deferred distribution payable not later than five years after the participant's death. Distributions from the Deere & Company Common Stock Fund may be in cash or whole shares and residual cash. Distributions from all of the other funds are in cash.

     ADMINISTRATION

     The Company is Administrator of the Plan. Fidelity Management Trust Company (Fidelity), Boston, Massachusetts, is the Plan Trustee, Investment Manager and Recordkeeper. Prior to December 5, 1990, State Street Bank & Trust Company, Boston, Massachusetts, was the Plan Trustee and Hewitt Associates, Lincolnshire, Illinois, was the Recordkeeper.

(2)  AMENDMENTS

     In January 1991, the Plan was amended and restated in its entirety. One change was to increase the number of investment options to seven investment funds. Participants were permitted to invest their existing account balances and future salary deferrals in the Blended Interest Fund, the Fixed Interest Fund, the Deere & Company Common Stock Fund, or in one or more of four Fidelity mutual funds described in Note (1).

     Participants were provided with a brochure, dated December 1, 1990, which outlined the benefits of the Plan, described the investment options, fund objectives and potential risks associated therewith, and detailed the procedures for making Plan transactions.

     Effective May 1, 1992, the Plan was amended to permit participation by eligible salaried employees of Funk Manufacturing Company (Funk), a subsidiary of the Company. Previously, Funk maintained the Funk Savings Plan which covered certain salaried and hourly employees. As of May 1, 1992, the Funk Savings Plan was split into two separate plans: (a) the Funk Savings Plan for Salaried Employees and (b) the Funk Savings Plan for Hourly Employees. Following adoption of the Plan by Funk and its approval for merger of the Funk Savings Plan for Salaried Employees with the Plan, the assets and liabilities of the salaried employees participating in the Funk Savings Plan for Salaried Employees were transferred into the Plan.

     As of January 1, 1993, the Plan was amended to allow participants to invest their contributions in two additional Fidelity mutual funds - the Fidelity Intermediate Bond Fund and the Fidelity Overseas Equity Fund.

(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Plan's financial statements have been prepared on the accrual basis. Investments in the Deere & Company Common Stock Fund, the Fixed Interest Fund and the six Fidelity mutual funds are stated at market value. The fixed rate bank and insurance contracts and short-term investment funds are stated at cost which approximates market.

     Interest on bank and insurance contracts and short-term investment funds is accrued daily and credited to the funds at the end of each month. Dividends are accrued in the Deere & Company Common Stock Fund as of the record date and are reflected as an increase in the fund's net asset value on that day. They are not reported separately as dividends. Dividends in other funds are recorded on the day that they are declared (which is also the date of record) and are allocated to participants' accounts on that day. Earnings, including unrealized appreciation or depreciation in market value of investments, are allocated daily among participants based on the ratio of their respective account balances as of the close of the preceding day.

(4) INVESTMENTS

The cost and market value of the Plan's investments in thousands of dollars are summarized below:


                                                     October 31, 1993                 October 31, 1992
                                                     ----------------                 ----------------
                                                Shares/                             Shares/
                                                Units      Cost        Market       Units     Cost          Market
                                                -----      ----        ------       -----     ----          ------
Deere & Company
  common stock                                 421,970    $ 26,221     $ 32,597    610,842    $27,018      $24,128
                                                          --------     --------               -------      -------
Fixed rate bank and insurance contracts
with:

    Provident National Assurance Company
    at 8.60%, Maturing December 31, 1991

    Principal Mutual Life Insurance Company
    at 8.70%, Maturing 25% in each year on
    June 30, 1989 through 1992

    Northwestern National Life Insurance
    Company at 8.81%, Maturing 50% in
    each year on June 30, 1990 and 1992

    Northwestern National Life Insurance
    Company at 8.92%,  Maturing 50% in
    each year on September 30, 1990 and 1992

    CNA Insurance Company at 9.19%,
    Maturing 33 1/3% in each year on
    June 30, 1991 through 1993                                                       5,226      5,226        5,226

    Aetna Life Insurance Company at 8.77%,
    Maturing 33 1/3% on July 1, 1991
    and on June 30, 1992 and 1993                                                    5,138      5,138        5,138

    Aetna Life Insurance Company at 9.01%,
    Maturing 33 1/3% in each year on
    December 31, 1990 and 1992 and
    January 3, 1994                              4,596       4,596        4,596      8,760      8,760        8,760




                                                                  October  31, 1991
                                                                 -----------------
                                                           Shares/
                                                            Units       Cost        Market
                                                           ------       ----        ------
Deere & Company
  common stock                                             338,113      $15,888    $19,103
                                                                        -------    -------

Fixed rate bank and insurance contracts
with:

   Provident National Assurance Company
   at 8.60%, Maturing December 31, 1991                     22,101       22,101     22,101

   Principal Mutual Life Insurance Company
   at 8.70%, Maturing 25% in each year on
   June 30, 1989 through 1992                                4,101        4,101      4,101

   Northwestern National Life Insurance
   Company at 8.81%, Maturing 50% in
   each year on June 30, 1990 and 1992                       3,741        3,741      3,741

   Northwestern National Life Insurance
   Company at 8.92%,  Maturing 50% in
   each year on September 30, 1990 and 1992                  5,198        5,198      5,198

   CNA Insurance Company at 9.19%,
   Maturing 33 1/3% in each year on
   June 30, 1991 through 1993                                9,971        9.971      9,971

   Aetna Life Insurance Company at 8.77%,
   Maturing 33 1/3% on July 1, 1991
   and on June 30, 1992 and 1993                             9,839        9,839      9,839

   Aetna Life Insurance Company at 9.01%,
   Maturing 33 1/3% in each year on
   December 31, 1990 and 1992 and
   January 3, 1994                                           8,370        8,370      8,370



                                                     October 31, 1993         October 31, 1992          October  31, 1991
                                                     ----------------         ----------------          -----------------
                                               Shares/                  Shares/                    Shares/
                                                 Units    Cost   Market   Units     Cost   Market   Units      Cost  Market
                                                 -----    ----   ------   -----     ----   ------   ------     ----  ------

Prudential Insurance Company of
America at 9.82%, Maturing 33 1/3%
in each year on March 31, 1991
through 1993                                                              2,832    2,832    2,832    6,346    6,346   6,346

CNA Insurance Company at 9.35%,
Maturing 25% in each year on
September 30, 1991 through 1994                  2,693   2,693    2,693   5,116    5,116    5,116    7,236    7,236   7,236

Confederation Life Insurance Company
at 8.75%, Maturing on July 6, 1994               4,596   4,596    4,596   4,557    4,557    4,557    4,379    4,379   4,379

Principal Mutual Life Insurance Company
at 8.45%, Maturing 33 1/3% in each year
on October 1, 1991, 1993 and 1994                3,318   3,318    3,318   6,356    6,356    6,356    6,104    6,104   6,104

Metropolitan Life Insurance Company
at 8.70%, Maturing 50% on March 31,
1993 and 50% on September 30, 1993                                       10,884   10,884   10,884   10,430   10,430  10,430

Metropolitan Life Insurance Company
at 9.75%, Maturing 50% in each year
on June 30, 1994 and 1995                       13,648  13,648   13,648  12,918   12,918   12,918   12,260   12,260  12,260

Metropolitan Life Insurance Company
at 8.62%, Maturing 50% on September 30,
1992 and 50% on March 31, 1994                   6,316   6,316    6,316   6,040    6,040    6,040   11,585   11,585  11,585

Allstate Insurance Company at 8.54%,
Maturing 50% on December 30, 1994
and 50% on April 30, 1995                        7,898   7,898    7,898   7,560    7,560    7,560    7,254    7,254   7,254

New York Life Insurance Company
at 9.22%, Maturing 33 1/3% in each
year on March 31, 1992 through 1994              4,890   4,890    4,890   9,236    9,236    9,236   13,163   13,163  13,163



                                                  October 31, 1993              October 31, 1992              October  31, 1991
                                                  ----------------              ----------------              -----------------
                                           Shares/                       Shares/                       Shares/
                                             Units      Cost    Market     Units      Cost    Market    Units       Cost    Market
                                             -----      ----    ------     -----      ----    ------    -----       ----    ------

Confederation Life Insurance Company
at 9.10%, Maturing on December 31, 1994      9,076     9,076     9,076     9,023     9,023     9,023     8,615     8,615     8,615

Confederation Life Insurance Company
at 8.90%, Maturing on December 31, 1992                                    5,512     5,512     5,512     5,272     5,272     5,272

Principal Mutual Life Insurance Company
at 9.36%, Maturing 50% on September 30,
1994 and 50% on March 31, 1995              15,447    15,447    15,447    14,673    14,673    14,673    13,974    13,974    13,974

Aetna Life Insurance Company at 8.80%,
Maturing 50% on June 3, 1996 and 50%
on July 1, 1996                              9,558     9,558     9,558     8,785     8,785     8,785     8,074     8,074     8,074

Aetna Life Insurance Company at 7.47%,
Maturing 50% on February 1, 1996
and 50% on April 1, 1996                    19,535    19,535    19,535    18,027    18,027    18,027    16,618    16,618    16,618

Peoples Security Life at 8.60%,
Maturing 50% on March 1, 1996
and 50% on May 1, 1996                      17,575    17,575    17,575    16,184    16,184    16,184    14,901    14,901    14,901

Sun Life of Canada at 7.62%,
Maturing 50% on June 1, 1996
and 50% on September 1, 1996                20,806    20,806    20,806    19,333    19,333    19,333    10,067    10,067    10,067

Sun Life of Canada at 8.70%,
Maturing 50% on June 1, 1996
and 50% on July 1, 1996                      9,021     9,021     9,021     8,299     8,299     8,299     7,635     7,635     7,635

Hartford Life Insurance Company
at 8.45%, Maturing 50% on August 1,
1995 and 50% on December 31, 1995           14,066    14,066    14,066    12,970    12,970    12,970    11,959    11,959    11,959

Massachusetts Mutual Life Insurance
Company at 9.02%, Maturing on
October 2, 1995                             13,442    13,442    13,442    12,808    12,808    12,808    12,237    12,237    12,237

                                  Page 20 of 50


                                                  October 31, 1993              October  31, 1992             October 31, 1991
                                                  ----------------              -----------------             ----------------
                                           Shares/                       Shares/                       Shares/
                                             Units      Cost    Market     Units      Cost    Market    Units       Cost    Market
                                             -----      ----    ------     -----      ----    ------    -----       ----    ------

Hartford Life Insurance Company at
5.34%, Open maturity                                                      15,746    15,746    15,746

Provident National Assurance Company,
at 7.10%, Maturing 50% on October 1,
1996 and 50% on November 1, 1996            11,272    11,272    11,272    10,525    10,525    10,525

Prudential Insurance Company of
America, at 7.61%, Maturing on
February 1, 19978,974                        8,974     8,974     8,974     8,340     8,340     8,340

Provident National Assurance Company,
at 7.68%, Maturing 50% on November 1,
1996 and 50%  on April 1, 1997              12,135    12,135    12,135    11,269    11,269    11,269

Lincoln National Life Insurance Company,
at 6.34%, Maturing 50% on March 1,
1997 and 50% on May 1, 1997                  8,596     8,596     8,596     8,081     8,081     8,081

Bankers Trust Company, at 5.29%,
Maturing on November 1, 1994                 8,132     8,132     8,132     8,172     8,172     8,172

CIGNA, at 7.72%, Open maturity              14,075    14,075    14,075    13,066    13,066    13,066

Confederation Life Insurance Company
at 6.27%, Maturing December 31, 1997         5,219     5,219     5,219

Sun Life of Canada at 6.07%, Maturing
September 1, 19975,211                       5,211     5,211

Lincoln National Life Insurance Company
at 6.17%, Maturing 50% on September 1,
1997 and 50% on December 31, 1997            8,337     8,337     8,337

Pacific Mutual Life Insurance Company
at 5.67%, Maturing 50% on June 1, 1997
and 50% on October 31, 1997                  7,568     7,568     7,568

                                  Page 21 of 50


                                                  October 31, 1993              October 31, 1992              October  31, 1991
                                                  ----------------              ----------------              -----------------
                                           Shares/                       Shares/                       Shares/
                                             Units      Cost    Market     Units      Cost    Market    Units       Cost    Market
                                             -----      ----    ------     -----      ----    ------    ------      ----    ------

  Bankers Trust Company at 5.4256786%,
  Maturing June 30, 1995                    10,245    10,245    10,245

  Lincoln National Life Insurance
  Company at 5.17%, Maturing 50% on
  January 2, 1997 and 50% on July 2, 1997   10,154    10,154    10,154

  Sun Life Insurance of America at 5.37%,
  Maturing 50% on January 1, 1997 and
  50% on February 1, 1998                   10,046    10,046    10,046

  Prudential Life Insurance Company of
  America at 5.26%, Maturing 50% on
  June 30, 1998 and 50% on September 30,
  1998                                      10,044    10,044    10,044
                                                    --------  --------           --------- ---------           --------- ---------


         Total                                       306,489   306,489             285,436   285,436             251,430   251,430
                                                    --------  --------           --------- ---------           --------- ---------

Fixed Interest Fund
   Zero coupon bond at 7.15%,
   Maturing February 15, 1994              145,256     1,704     1,777   155,753     1,684     1,827   165,373     1,653     1,788
                                                    --------  --------           --------- ---------           --------- ---------

Fidelity U. S. Equity
   Index Portfolio                       4,804,407    76,803    84,173 4,627,592    69,720    72,977 4,162,336    53,316    62,310
                                                    --------  --------           --------- ---------           --------- ---------

Fidelity Puritan Fund                    1,945,547    30,144    31,479   889,133    12,785    12,857   437,661     5,778     6,127
                                                    --------  --------           --------- ---------           --------- ---------

Fidelity Overseas Equity Fund              413,927    10,248    11,238
                                                    --------  --------

Fidelity Magellan Fund                     987,072    66,772    74,603   575,519    38,614    37,818   312,762    19,861    21,706
                                                    --------  --------           --------- ---------           --------- ---------

Fidelity Intermediate Bond Fund            121,548     1,305     1,335
                                                    --------  --------



                                                  October 31, 1993              October 31, 1992              October  31, 1991
                                                  ----------------              ----------------              -----------------
                                           Shares/                       Shares/                       Shares/
                                             Units      Cost    Market     Units      Cost    Market    Units       Cost    Market
                                             -----      ----    ------     -----      ----    ------    -----       ----    ------

Fidelity Retirement Money
  Market Portfolio                       4,770,463     4,770     4,770 5,633,333     5,633     5,633 4,742,754     4,743     4,743
                                                    --------  --------            --------  --------            --------  --------
Fidelity U.S. Government
  Reserve Pool                          14,322,195    14,322    14,322 6,547,679     6,548     6,548 5,885,680     5,886     5,886
                                                    --------  --------            --------  --------            --------  --------

Loans to participants                                 15,930    15,930              14,595    14,595              12,743    12,743
                                                    --------  --------            --------  --------            --------  --------

  Total investments                                 $554,708  $578,713            $462,033  $461,819            $371,298  $385,836
                                                    --------  --------            --------  --------            --------  --------
                                                    --------  --------            --------  --------            --------  --------

The trustee maintains shares for the fixed rate bank and insurance contracts at one dollar per share. For report presentation, shares for fixed rate contracts have been rounded to thousands.

(5)  BENEFITS PAYABLE TO TERMINATED EMPLOYEES

     In 1993, the Company changed its method of accounting for benefits payable to terminated employees to conform with recently issued guidance for accounting and reporting for defined contribution plans as promulgated by the 1993 AICPA Audit and Accounting Guide - "AUDITS OF EMPLOYEE BENEFIT PLANS." As a result $10,812, $586,043 and $192,035 as of October 31, 1991,
     October 31, 1992 and October 31, 1993, respectively, have been reclassified back into net assets available for benefits and presented in accordance with the aforementioned accounting guidance.

(6)  TAX STATUS

     The Internal Revenue Service has issued a determination letter dated
     March 10, 1987 indicating that the Plan is qualified under the Internal Revenue Code. The Plan's management believes the Plan is being operated in accordance with applicable rules and regulations and, thus, is exempt from federal income taxes.

     Employees participating in the Plan are subject to federal income taxes on the balances in their accounts for the calendar year in which distributions are made by the Trustee.

                             SUPPLEMENTAL SCHEDULES

                     JOHN DEERE SAVINGS AND INVESTMENT PLAN


ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT OCTOBER 31, 1993


                                           Shares/            (000's Omitted)
                                           Units           Cost         Market
                                           -----           ----         ------

Deere & Company
  common stock                             421,970       $ 26,221      $ 32,597
                                                         --------      --------

Fixed rate bank and insurance contracts
with:

  Aetna Life Insurance Company at 9.01%,
  Maturing 33 1/3% in each year on
  December 31, 1990 and 1992 and
  January 3, 1994                            4,596          4,596         4,596

  CNA Insurance Company at 9.35%,
  Maturing 25% in each year on
  September 30, 1991 through 1994            2,693          2,693         2,693


  Confederation Life Insurance Company
  at 8.75%, Maturing on July 6, 1994         4,596          4,596         4,596


  Principal Mutual Life Insurance Company
  at 8.45%, Maturing 33 1/3% in each year
  on October 1, 1991, 1993 and 1994          3,318          3,318         3,318


  Metropolitan Life Insurance Company
  at 9.75%, Maturing 50% in each year
  on June 30, 1994 and 1995                 13,648         13,648        13,648

  Metropolitan Life Insurance Company
  at 8.62%, Maturing 50% on September 30,
  1992 and 50% on March 31, 1994             6,316          6,316         6,316

  Allstate Insurance Company at 8.54%,
  Maturing 50% on December 30, 1994
  and 50% on April 30, 1995                  7,898          7,898         7,898

  New York Life Insurance Company
  at 9.22%, Maturing 33 1/3% in each
  year on March 31, 1992 through 1994        4,890          4,890         4,890


ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT OCTOBER 31, 1993


                                           Shares/            (000's Omitted)
                                           Units           Cost          Market
                                           -----           ----          ------
  Confederation Life Insurance Company
  at 9.10%, Maturing on December 31, 1994    9,076          9,076         9,076

  Principal Mutual Life Insurance Company
  at 9.36%, Maturing 50% on September 30,
  1994 and 50% on March 31, 1995            15,447         15,447        15,447

  Aetna Life Insurance Company at 8.80%,
  Maturing 50% on June 3, 1996 and 50%
  on July 1, 1996                            9,558          9,558         9,558

  Aetna Life Insurance Company at 7.47%,
  Maturing 50% on February 1, 1996
  and 50% on April 1, 1996                  19,535         19,535        19,535

  Peoples Security Life at 8.60%,
  Maturing 50% on March 1, 1996
  and 50% on May 1, 1996                    17,575         17,575        17,575

  Sun Life of Canada at 7.62%,
  Maturing 50% on June 1, 1996
  and 50% on September 1, 1996              20,806         20,806        20,806

  Sun Life of Canada at 8.70%,
  Maturing 50% on June 1, 1996
  and 50% on July 1, 1996                    9,021          9,021         9,021

  Hartford Life Insurance Company
  at 8.45%, Maturing 50% on August 1,
  1995 and 50% on December 31, 1995         14,066         14,066        14,066

  Massachusetts Mutual Life Insurance
  Company at 9.02%, Maturing on
  October 2, 1995                           13,442         13,442        13,442

  Provident National Assurance Company,
  at 7.10%, Maturing 50% on October 1,
  1996 and 50% on November 1, 1996          11,272         11,272        11,272


ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT OCTOBER 31, 1993


                                           Shares/            (000's Omitted)
                                            Units          Cost          Market
                                            -----          ----          ------
  Prudential Insurance Company of
  America, at 7.61%, Maturing on
  February 1, 1997                           8,974          8,974         8,974

  Provident National Assurance Company,
  at 7.68%, Maturing 50% on November 1,
  1996 and 50%  on April 1, 1997            12,135         12,135        12,135

  Lincoln National Life Insurance Company,
  at 6.34%, Maturing 50% on March 1,
  1997 and 50% on May 1, 1997                8,596          8,596         8,596

  Bankers Trust Company, at 5.29%,
  Maturing on November 1, 1994               8,132          8,132         8,132

  CIGNA, at 7.72%, Open maturity            14,075         14,075        14,075

  Confederation Life Insurance Company
  at 6.27%, Maturing December 31, 1997       5,219          5,219         5,219

  Sun Life of Canada at 6.07%, Maturing
  September 1, 1997                          5,211          5,211         5,211

  Lincoln National Life Insurance Company
  at 6.17%, Maturing 50% on September 1,
  1997 and 50% on December 31, 1997          8,337          8,337         8,337

  Pacific Mutual Life Insurance Company
  at 5.67%, Maturing 50% on June 1, 1997
  and 50% on October 31, 1997                7,568          7,568         7,568

  Bankers Trust Company at 5.4256786%,
  Maturing June 30, 1995                    10,245         10,245        10,245

  Lincoln National Life Insurance
  Company at 5.17%, Maturing 50% on
  January 2, 1997 and 50% on July 2, 1997   10,154         10,154        10,154

  Sun Life Insurance of America at 5.37%,
  Maturing 50% on January 1, 1997 and
  50% on February 1, 1998                   10,046         10,046        10,046


ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT OCTOBER 31, 1993


                                           Shares/            (000's Omitted)
                                            Units          Cost          Market
                                            -----          ----          ------

  Prudential Life Insurance Company of
  America at 5.26%, Maturing 50% on
  June 30, 1998 and 50% on September 30,
  1998                                      10,044         10,044        10,044
                                                        ---------     ---------

  Total                                                   306,489       306,489
                                                        ---------     ---------

Fixed Interest Fund
  Zero coupon bond at 7.15%,
  Maturing February 15, 1994               145,256          1,704         1,777
                                                        ---------     ---------

Fidelity U. S. Equity
  Index Portfolio                        4,804,407         76,803        84,173
                                                        ---------     ---------

Fidelity Puritan Fund                    1,945,547         30,144        31,479
                                                        ---------     ---------

Fidelity Overseas Equity Fund              413,927         10,248        11,238
                                                        ---------     ---------

Fidelity Magellan Fund                     987,072         66,772        74,603
                                                        ---------     ---------

Fidelity Intermediate Bond Fund            121,548          1,305         1,335
                                                        ---------     ---------

Fidelity Retirement Money
  Market Portfolio                       4,770,463          4,770         4,770
                                                        ---------     ---------

Fidelity U.S. Government
  Reserve Pool                          14,322,195         14,322        14,322
                                                        ---------     ---------

Loans to participants                                      15,930        15,930
                                                        ---------     ---------

  Total investments                                      $554,708      $578,713
                                                        ---------     ---------
                                                        ---------     ---------


The trustee maintains shares for the fixed rate bank and insurance contracts at one dollar per share. For report presentation, shares for fixed rate contracts have been rounded to thousands.

                     JOHN DEERE SAVINGS AND INVESTMENT PLAN


ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS FOR THE YEAR ENDED OCTOBER 31,
1993



TRANSACTION BY FUND                            TOTAL          TOTAL                           NUMBER OF
    OR CARRIER                               PURCHASES        SALES            PERCENT       TRANSACTIONS
- - ------------------                           ---------        -----            -------       ------------

   BLENDED INTEREST FUND                   $102,126,764    $73,133,607           37.9            507

   DEERE & COMPANY STOCK FUND                31,693,281     44,147,662           16.4            500

   PURITAN                                   22,391,747      5,640,331            6.1            432

   MAGELLAN                                  41,500,357     13,230,645           11.8            473

   U. S.  EQUITY INDEX                       17,198,100     15,362,006            7.0            474



There have been no transactions with the same person involving property other than securities and no transactions with respect to securities with a person.